UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 6, 2005
(Date of earliest event reported)

Inland Western Retail Real Estate Trust, Inc.
(Exact name of registrant as specified in the charter)
Maryland	000-51199	42-1579325
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 218-8000
(Registrant's telephone number including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing in intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Inland Western Retail Real Estate Trust, Inc. (the "Company") is announcing today that subscriptions for its common stock in its current offering will no longer be accepted after September 9, 2005. Completed subscription agreements, documents and funds for qualified and non-qualified investments must be postmarked on or before the close of business on September 9, 2005. The Company's distribution reinvestment program will continue in accordance with the terms of the prospectus related to this offering and is unaffected by this announcement.

This announcement is neither an offer to sell nor the solicitation of an offer to buy any security, which can be made only by the prospectus, filed or registered with appropriate state and federal regulatory agencies, and sold only by broker/dealers authorized to do so. No regulatory agency has passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful. Consult the subscription document for suitability standards in your state.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

By:	/s/ Lori J. Foust
Name:	Lori J. Foust
Title:	Principal Accounting Officer
Date:	September 6, 2005